Exhibit 99.1

ARINC INCORPORATED AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2012

(With Independent Auditors’ Report Thereon)

ARINC INCORPORATED AND SUBSIDIARIES

Independent Auditors’ Report

The Board of Directors
ARINC Incorporated:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of ARINC Incorporated and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of ARINC Incorporated and subsidiaries as of December 31, 2012 and the results of their operations and their cash flows for the year ended December 31, 2012 in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

April 3, 2013, except for Note 27, as to which the date is October 4, 2013

ARINC INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2012

(In thousands, except share and per share amounts)

Assets	2012
Current assets:
Cash and cash equivalents	$142,762
Billed accounts receivable, net	77,097
Unbilled accounts receivable, net	71,401
Inventories, net	962
Deferred income tax assets	15,325
Other current assets	7,336
Total current assets	314,883

Property and equipment:
Communications systems and equipment	224,646
Land, buildings and leasehold improvements	69,412
Furniture and fixtures	3,349
Less accumulated depreciation and amortization	(168,409)
Net property and equipment	128,998

Other long-term assets:
Goodwill	304,115
Intangible assets	63,262
Other	5,190
Total other long-term assets	372,567
Total assets	$816,448

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,685
Accounts payable	52,817
Capital lease obligations	433
Accrued costs	68,791
Billings in excess of revenues earned to date	33,748
Other current liabilities	25,112
Total current liabilities	183,586

Long-term liabilities:
Long-term debt	310,180
Deferred income tax liabilities	16,693
Capital lease obligations	109
Deferred gain on building contributed to pension plan	44,164
Other long-term liabilities	75,733
Total long-term liabilities	446,879
Total liabilities	630,465

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 1,000 shares authorized, issued and outstanding at December 31, 2012	—
Additional paid-in-capital	275,194
Accumulated loss	(57,201)
Accumulated other comprehensive loss	(32,010)
Total stockholders’ equity	185,983
Total liabilities and stockholders’ equity	$816,448
See accompanying notes to consolidated financial statements.

ARINC INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Operations

Year ended December 31, 2012

(In thousands)

2012
Revenue	$616,823

Cost and expenses:
Cost of communications and engineering	413,258
Selling, general and administrative	103,615
Goodwill impairment loss	16,964
Depreciation and amortization	29,451
Total costs and expenses	563,288
Operating income	53,535

Interest expense	24,063
Other income	1,793
Income from continuing operations before income taxes	31,265
Income tax provision	13,545
Income from continuing operations	17,720
Loss from discontinued operations, net of tax	(26,669)
Net loss	$(8,949)
See accompanying notes to consolidated financial statements.

ARINC INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Comprehensive Loss

Year ended December 31, 2012

(In thousands)

2012
Net loss	$(8,949)
Components of other comprehensive loss
Currency translations	286
Cash flow hedges	(366)
Retirement plans	(8,577)
Tax effect	3,183
Other comprehensive loss	(5,474)
Comprehensive loss	$(14,423)
See accompanying notes to consolidated financial statements.

ARINC INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity

Year ended December 31, 2012

(In thousands, except share data)

					Accumulated
	Common		Additional		other
	stock		paid-in	Retained	comprehensive
	shares	Amount	capital	earnings	income (loss)	Total
Balance at December 31, 2011	1,000	$—	$275,314	$(48,252)	$(26,536)	$200,526
Stock-based compensation expense- continuing operations	—	—	2,482	—	—	2,482
Stock-based compensation expense- discontinued operations	—	—	345	—	—	345
Payments to repurchase stock on behalf of parent, net of tax of $1,211	—	—	(2,947)	—	—	(2,947)
Net loss	—	—	—	(8,949)	—	(8,949)
Other comprehensive income (loss):
Change in fair value of foreign currency forwards, net of tax of $139	—	—	—	—	(227)	(227)
Change in funded status of retirement plans, net of tax of $3,259	—	—	—	—	(5,318)	(5,318)
Change in foreign currency translation adjustments, net of tax of ($215)	—	—	—	—	71	71
Balance at December 31, 2012	1,000	$—	$275,194	$(57,201)	$(32,010)	$185,983
See accompanying notes to consolidated financial statements.

ARINC INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2012

(In thousands)

2012
Cash flows from operating activities:
Net loss	$(8,949)
Loss from discontinued operations	26,669
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,451
Loss on disposal of capital assets	10
Deferred income tax expense	4,158
Stock-based compensation expense	2,482
Goodwill impairment loss	16,964
Amortization of loan origination costs	2,262
Change in assets and liabilities:
Accounts receivable	(23,033)
Inventories	75
Other current assets	16,024
Other long-term assets	(558)
Accounts payable	(13,915)
Accrued costs	34,539
Billings in excess of revenues earned to date	(25,920)
Other current liabilities	5,564
Pension and retirement costs	(5,537)
Other long-term liabilities	(5,495)
Net cash from operating activities – continuing operations	54,791
Net cash from operating activities – discontinued operations	29,260
Net cash from operating activities	84,051

Cash flows from investing activities:
Capital expenditures	(38,145)
Proceeds from the sale of discontinued operations	155,051
Net cash provided by investing activities – continuing operations	116,906
Net cash used by investing activities – discontinued operations	(1,342)
Net cash provided by investing activities	115,564

Cash flows from financing activities:
Payments on capital leases	(286)
Payments made on behalf of parent	(4,158)
Principal payments on senior notes	(127,992)
Net cash used by financing activities – continuing operations	(132,436)
Net cash provided by financing activities – discontinued operations	—
Net cash used by financing activities	(132,436)

Effect of exchange rate changes on cash and cash equivalents	63
Net increase in cash and cash equivalents	67,242
Cash and cash equivalents, beginning of period	75,520
Cash and cash equivalents, end of period	$142,762

See accompanying notes to consolidated financial statements.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(1)

Organization

ARINC Incorporated and Subsidiaries (collectively, the Company or ARINC) is organized under the laws of Delaware. The Company, headquartered in Annapolis, Maryland, has regional offices in Singapore and the United Kingdom (UK) and operates in various locations throughout the world. The Company develops and operates communications and information processing systems and provides systems engineering and integration solutions to five key industries: airports, aviation, defense, government, and surface transportation.

On October 25, 2007 (Acquisition Date), Radio Acquisition Corp. (Buyer) and the Sellers (as defined below) consummated a transaction (Acquisition) with the Company’s prior stockholders, who were principally several prominent U.S. airline companies (Sellers), whereby the Buyer acquired in excess of 90% of the equity interests of the Company and then was merged with and into the Company, with the remaining equity interest of the Company converted into the right to receive cash. The Company survived such merger as a wholly owned subsidiary of Radio Holdings, Inc. (RHI).

Basis of Presentation

The Company follows accounting standards set by the Financial Accounting Standards Board (FASB). The FASB sets generally accepted accounting principles in the U.S. (GAAP) that the Company follows to ensure it consistently reports its financial condition, results of operations, and cash flows. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification, also referred to as the Codification or ASC. All amounts contained in these footnotes, except for share and per share information, are presented in thousands unless otherwise noted.

In the fourth quarter of 2012, the Company entered into a definitive agreement and completed the sale process for the Defense Systems Engineering and Services (DSES) operating segment, which represented part of the Aerospace and Defense reportable segment. In accordance with GAAP, the results of DSES are presented as discontinued operations and, as such, have been excluded from continuing operations in the Consolidated Statement of Operations and from segment results for all periods presented. Additionally, the cash flows related to DSES have been segregated and are separately presented in the Consolidated Statement of Cash Flows. Amounts related to DSES are consistently included in or excluded from the Notes to the Consolidated Financial Statements based on the financial statement line item and period of each disclosure. See note 3 to the Consolidated Financial Statements for further information.

(2)	Summary of Significant Accounting Policies

A summary of the significant accounting policies followed by the Company is described below.

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of ARINC Incorporated and its wholly owned subsidiaries Aeronautical Radio, Inc., ARINC International, Inc., ARINC Overseas, LLC, ARINC Control and Information Systems, LLC, ARINC Managed Services, LLC, ARINC DIRECT, LLC, Aerospace Systems and Engineering Support, LLC, and ARINC Federal Services LLC (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. The Company has no involvement with variable interest entities.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(b)	Revenue Recognition

Revenue is derived primarily from contracts and other service agreements. Revenue from certain communication and information processing services is recognized at the time services are rendered to the customer. Certain communication services revenue is measured primarily by the usage of traffic processed. In certain cases, revenue is recognized ratably under certain fixed price service contracts. Costs incurred for communication service are expensed as incurred. A service agreement or contract is required to be in place and collectability must be reasonably assured before revenue is recorded.

Revenue on long-term fixed-price contracts is recognized using the percentage-of-completion method of accounting as this represents the most reliable measure of performance. Under the percentage-of-completion method, management generally measures the percentage of completion on a cost-to-cost basis as reliable output measures are usually not identifiable, which is costs incurred as a percentage of the total estimated costs. Costs included in calculating the percentage-of-completion include direct and allocated indirect costs incurred. Where an output measure is reliably determinable and representative of progress towards completion, the Company will use such output measures in recognizing revenue.

When total cost estimates exceed revenues, the estimated losses are recognized immediately. The use of the percentage-of-completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated salaries and other costs. Estimates of total contract revenues and costs are monitored on an on-going basis during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified on a cumulative catch-up basis.

Revenue on cost-reimbursable contracts includes direct costs and allocated indirect costs incurred plus recognized profit. Profit on cost-reimbursable contracts is recognized as costs are incurred. Revenue on time-and-material contracts is recognized based upon labor (at established rates) and other direct costs incurred.

The Company’s policy for recognizing interim fees on cost plus award fee contracts is based on management’s assessment as to the likelihood that the award fee or an incremental portion of the award fee will be earned on a contract-by-contract basis. Management’s assessments are based on numerous factors including: contract terms, nature of the work to be performed, the relationship and history with the customer, the history with similar types of projects, and the current and anticipated performance on the specific contract. No award fee is recognized until management determines that it is probable that an award fee or portion thereof will be earned.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Certain of the Company’s fixed price contracts contain revenue arrangements with multiple deliverables. Revenue arrangements with multiple deliverables are evaluated to determine if the deliverables can be separated into more than one unit of accounting. If the contract is determined to have more than one unit of accounting, the Company will recognize revenue for each deliverable in accordance with the revenue recognition policies discussed above; that is, recognizing revenue based upon work performed and costs incurred.

Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables. Cash collections in excess of revenues recognized are recorded as billings in excess of revenue earned-to-date until the revenue recognition criteria are met.

Occasionally, the Company proceeds with work related to an existing contract based on customer direction pending finalization and executing formal contract modification documents. The Company has a formal review process for approving any such work prior to proceeding. Under these circumstances, the Company will recognize revenue to the extent of costs incurred if it is probable that the costs will be recovered through a formal change in the contract price.

In connection with the Company providing services to its customers, incidental expenses, which are commonly referred to as “out-of-pocket” expenses, are billed to customers, either directly as a pass-through cost or indirectly as a cost estimated in proposing on fixed price contracts. Out-of-pocket expenses include such expenses as airfare, mileage, hotel stays, out-of-town meals, and telecommunication charges. The Company’s policy provides for these expenses to be recorded as both revenue and direct cost of services.

Federal government contract costs, including indirect expenses for the years 2012, 2011, and 2010, are subject to audit while years 2009 and 2008 are currently being audited by the U.S. Defense Contract Audit Agency. The Company historically has not experienced significant adjustments as a result of these audits. Contract revenue has been recorded in amounts expected to be realized upon final settlement. While government contracts may be terminated or renegotiated at any time at the convenience of the government, the Company has not experienced any significant terminations or renegotiations.

The Company records revenue net of any taxes that are assessed by governmental authorities.

(c)	Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates and assumptions used in the preparation of the Company’s consolidated financial statements include contract percentage-of-completion methodology, allowance for accounts receivable, net realizable value of certain capital projects, actuarial rate assumptions used in the determination of certain employee benefits, accounting for income taxes, estimated useful lives of property and equipment, and valuation assumptions in performance of goodwill and other asset impairment testing. Due to the  inherent uncertainty involved in making those assumptions, actual results could differ from those estimates.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(d)	Cash and Cash Equivalents

Cash and cash equivalents consist of all cash held by depository institutions and short-term highly liquid investments with initial maturities of three months or less. Cash on deposit in foreign institutions totaled approximately $41,677 at December 31, 2012.

(e)	Concentration of Credit Risk

The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivable. Accounts receivable consist primarily of billed and unbilled amounts, including indirect cost rate variances, due from various agencies of the federal government or prime contractors doing business with the federal government, and other commercial customers. The Company does not believe significant credit risk exists for accounts receivable at December 31, 2012. The Company maintains cash balances at high-credit quality banking institutions domestically in excess of the FDIC insurance limits. However, these institutions participate in the FDIC’s Transaction Account Guarantee Program whereby the balances of noninterest bearing transaction accounts are fully insured. Internationally, the Company places its cash and cash equivalents with high-credit quality financial institutions and limits the amount of credit exposure with each institution. The Company regularly evaluates the creditworthiness of the depository institutions along with other broad indicators in assessing credit risk related to cash and cash equivalents. As a result, the Company believes credit risk related to its cash and cash equivalents is minimal.

(f)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at their estimated net realizable value. Revenue recognized for services performed under long-term contracts in excess of the amounts billed is reflected in the unbilled accounts receivable. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company estimates the allowance for doubtful accounts based on a variety of factors including the length of time receivables are past due, the financial health of its customers, macroeconomic conditions and historical experience. If the financial condition of its customers deteriorates or other circumstances occur that result in an impairment of customers’ ability to make payments, the Company records additional allowances as needed.

(g)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined based on the average cost method.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(h)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Communications systems includes certain costs to develop internal use software, including external direct costs of materials and services, and payroll and payroll related costs for employees who are directly associated with, and devote time to an internal use software development project. The costs of development, construction, and interest are capitalized as work-in-process, which is included in communications systems and equipment in the accompanying consolidated balance sheet, until projects are completed and/or equipment is placed in service, at which time depreciation commences.

The Company depreciates or amortizes the cost of property and equipment using the straight-line method over the estimated useful lives of the respective assets, which are summarized as follows:

Asset category	Useful lives
Communications systems and equipment	3 to 7 years
Buildings	40 years
Furniture and fixtures	10 years

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the leases.

Assets capitalized under capital lease agreements are depreciated using the straight-line method over the useful life of the asset or the life of the lease, whichever is shorter.

Expenditures for maintenance and repairs, which do not materially prolong the useful lives of the assets, are charged to expense when incurred.

When the Company disposes of property and equipment, the associated cost and accumulated depreciation is removed from the related accounts on the consolidated balance sheet and any resulting gain or loss is reflected in the consolidated statement of operations.

(i)	Development Costs for Internal Use Software

U.S. GAAP requires that both internal and external costs incurred to develop internal-use computer software during the application development stage be capitalized and subsequently amortized over the estimated economic useful life of the software. These costs are included with communications systems and equipment, a separate component of property and equipment. Capitalized internal software development costs, net of amortization, included in the communication systems and equipment component of property and equipment amounted to $8,552 as of December 31, 2012. Amortization expense related to capitalized internal-use software was $5,245 for the year ended December 31, 2012.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(j)	Goodwill and Acquired Intangible Assets

Goodwill represents the excess of costs over the fair value of identifiable assets of businesses acquired. Goodwill is not amortized, but is evaluated for potential impairment annually as of October 1 and whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. In accordance with GAAP, the Company performs a two-step approach in assessing the impairment of goodwill. In the first step, the fair value of each reporting unit is compared to its carrying value. The fair value of the reporting units is determined through a market comparable and discounted cash flow approach methodology. If the fair value exceeds the carrying value of the reporting unit, goodwill is not impaired and the Company is not required to perform further testing. If the carrying value exceeds the fair value of the reporting unit, the Company must then perform the second step of the impairment test in order to determine the implied fair value of the reporting unit’s goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit’s assets and liabilities with any residual fair value allocated to goodwill. If the carrying value of a reporting unit’s goodwill exceeds the implied fair value then an impairment loss equal to the difference is recorded. Refer to notes 5 and 6 for further discussion related to goodwill impairment testing performed for 2012.

Intangible assets acquired as part of business combinations include technology, customer relationships, and contract backlog. Intangible assets are initially valued at fair market value using valuation methods appropriate for the type of intangible asset acquired. Amortization is recognized on a straight-line basis over the estimated useful life of the intangible asset, except for contract backlog which is recognized in proportion to the projected revenue streams of the related backlog. Trademarks have been determined to have an indefinite useful life and are not amortized, but assessed for impairment annually in connection with the annual goodwill impairment testing. Refer to note 4 for additional information regarding intangible assets.

(k)	Impairment of Long-Lived Assets

The carrying values of long-lived assets, such as property and equipment and intangible assets with definite lives, are reviewed for impairment if events or changes in the facts and circumstances indicate that their carrying values may not be recoverable. These long-lived assets are evaluated for possible impairment through a review of undiscounted expected future cash flows. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized in an amount required to reduce the carrying value of the asset to its fair value.

(l)	Operating Deposits

Operating deposits represent amounts received from customers related to their usage of certain of the Company’s communication services and are based on two-month average billings. These deposits are held by the Company as long as the customer continues to use the Company’s services. These customers primarily have related service agreements with terms in excess of one year. Operating deposits are included in other long-term liabilities on the consolidated balance sheet. Refer to note 13 for additional information.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(m)	Fair Value Measurements

U.S. GAAP provides a framework for measuring fair value and establishes a fair value hierarchy of the valuation techniques used to measure the fair value and expands disclosures relating to fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in a market with sufficient activity.

The three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value are as follows:

  Level 1 – Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities that a Company has the ability to access;

  Level 2 – Inputs, other than the quoted market prices included in Level 1, which are observable for the asset or liability, either directly or indirectly; and

  Level 3 – Unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions when there is little, if any, related market data available.

(n)	Research and Development

The Company undertakes research into new and/or improved communication and information technology services. All direct and indirect expenditures associated with the research and development are expensed as incurred. Research and development expenses totaled $445 for the year ended December 31, 2012. The Company conducts additional research and development under contracts with customers for which the Company is reimbursed.

(o)

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates its ability to benefit from all deferred tax assets and establishes valuation allowances for amounts it believes are not more likely than not to be realized.

The Company establishes accruals for uncertain tax positions taken or expected to be taken in a tax return when it is more likely than not (i.e., likelihood greater than fifty percent) that the position would not be sustained upon examination by tax authorities that have full knowledge of all relevant information. A recognized tax position is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Adjustments to the accrual, favorable or unfavorable, for any particular issue would be recognized as an increase or decrease to income tax expense in the period of a change in facts and circumstances. Interest and penalties related to income taxes are accounted for as income tax expense.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(p)	Operating Segments

An operating segment is defined as a component of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company is aligned into four operating segments based on the internal reporting that is used by management for making operating decisions and assessing performance. The four operating segments are: Aviation Solutions (AS), International, Airports and Surface Transportation (AST), and Aerospace Systems and Engineering Support (ASES). The operating segments have been aggregated based on similar economic characteristics into two reportable segments. The AS, International, and AST reporting units represent the Transportation Systems and Services reportable segment and the ASES reporting unit represents the other reportable segment.

During 2012, the Company sold the DSES business, which represented a fifth operating segment which was aggregated with ASES in the Aerospace and Defense reportable segment. Refer to notes 1 and 3 for additional information.

(q)	Derivative Instruments and Hedging Activities

The Company is party to forward currency agreements, designated as cash flow hedges, relative to its forecasted foreign currency expenditures. The Company recognizes such derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. Nonperformance risk is included in the valuation of derivative instruments by considering the Company’s credit risk in liability positions and the counterparty credit risk in asset positions. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, a cash flow hedge, or a hedge of a net investment in a foreign operation.

For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability on expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.

The ineffective portion of the forward currency agreements was determined by the present value of the forward points on the initial agreement date when compared to the benchmark forward points as of December 31, 2012, see note 15 for additional information on derivative and hedging activities.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(r)	Advertising

Advertising costs, which are included in selling, general, and administrative expenses, are expensed as incurred. Advertising expense was approximately $1,734 for the year ended December 31, 2012.

(s)	Foreign Currency Transactions

The Company utilizes the U.S. dollar or local currency as the functional currency, where applicable for all subsidiaries. Monetary assets and liabilities which are denominated in a foreign currency are remeasured at the exchange rates in effect at the balance sheet date. Transactions which are denominated in currencies other than the functional currency are remeasured into the functional currency with any resulting gain or loss recorded in the statement of operations.

Remeasurement of transactions denominated in foreign currencies, which are included in cost of communications and engineering, resulted in a gain of approximately $1,280 for the year ended December 31, 2012.

(t)	Equity Method of Accounting for Investment in Joint Ventures

Investments in companies in which the Company’s ownership percentage is equal to or less than a 50% interest and where the Company has significant influence are carried at cost and adjusted for the Company’s proportionate share of their undistributed earnings or losses and loan guarantees.

(u)	Comprehensive Loss

Comprehensive loss consists of net loss and other gains and losses affecting stockholders’ equity that, under GAAP, are excluded from net loss.

(v)	Deferred Financing Costs

Costs incurred in issuing debt are deferred and amortized using the effective interest method as interest expense over the term of the related debt. These deferred costs are reflected as a component of other long-term assets in the accompanying consolidated balance sheet. The deferred financing costs consist of the following as of December 31:

2012
Deferred financing costs	$15,585
Accumulated amortization	(12,872)
Deferred financing costs, net	$2,713

During 2012, the Company deferred approximately $384 of financing fees related to extending the maturity of the revolving first lien credit facility and wrote-off approximately $618 of deferred financing costs as a result of the optional prepayment of first and second lien debt in 2012; see note 14 for additional information on debt related activity. Amortization of deferred financing costs, exclusive of amounts written-off, was approximately $1,644 for the year ended December 31, 2012.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(w)	Share-Based Compensation

U.S. GAAP requires the measurement and recognition of compensation expense based on estimated fair value for all share-based payment awards including stock options, employee stock purchases under employee stock purchase plans, nonvested share awards (restricted stock) and stock appreciation rights. The Company uses the Black-Scholes pricing model for determining the estimated fair value of all applicable awards. For all awards, the Company has recognized compensation expense using a straight-line amortization method over the vesting period of the award. Share-based compensation expense is based on awards that ultimately vest, therefore estimated share-based compensation has been reduced for estimated forfeitures.

(x)	Recently Issued Accounting Standards

In December 2011, the FASB issued Accounting Standards Update (ASU) No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of financial statements to understand the effect of those arrangements on its financial position, and to allow investors to better compare financial statements prepared under U.S. GAAP with financial statements prepared under International Financial Reporting Standards (IFRS). This new standard is effective for annual periods beginning on January 1, 2013, and interim periods within annual periods. The Company’s implementation of the provisions of ASU 2011-11 is not expected to have a material effect on the consolidated financial statements.

In September 2011, the FASB issued Accounting Standards Update (ASU) 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment. This standard permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. This does not change how an impairment loss is measured. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Adoption of this guidance did not have a material impact on our financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance is intended to increase the prominence of other comprehensive income in financial statements by presenting it in either a single continuous statement or in two-separate but consecutive statements. In December 2012, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update 2011-05, which deferred the requirement to present on the face of the financial statements reclassification adjustments for items that reclassified from other comprehensive income to net income. ASU 2001-05, as amended by ASU 2011-12, is effective January 1, 2012. Adoption of this guidance does not affect the items that are to be reported in other comprehensive income or when items are to be reclassified to net income, but will affect the presentation of components of comprehensive income by eliminating the historical practice of including within the Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss). The Company adopted this guidance in 2012 and now presents a separate consolidated statement of comprehensive loss.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS). The new standard does not extend the use of fair value but, rather, provides guidance about how fair value should be applied where it is already required or permitted under U.S. GAAP or IFRS. For U.S. GAAP, most of the changes are clarifications of existing guidance. The ASU also requires additional disclosures for nonpublic entities to provide quantitative information about significant unobservable inputs used for all Level 3 measurements and a description of the valuation process used. The provisions of the ASU are effective for annual or interim periods beginning after December 15, 2011. The Company adopted the provisions of the ASU, which did not have a material effect on the Company’s consolidated financial statements.

(3)	Discontinued Operations

On October 16, 2012 the Company entered into a definitive agreement to sell the DSES operating segment to Booz Allen Hamilton Holding Corporation (BAH) in a cash transaction for $155,051. The agreement was subject to customary closing conditions, including the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The purchase closed on November 30, 2012 and resulted in approximately $116,000 of proceeds net of estimated tax.

The following table sets forth the components of loss from discontinued operations:

2012
Revenue	$317,999
Operating income	34,310
Income tax expense	53,905
Loss on disposal	(7,074)
Loss from discontinued operations, net of tax	$(26,669)

The Company does not allocate any interest income or expense to its operating segments.

The loss on disposal represents the difference between the proceeds received of $155,051 and the $159,132 (approximately $198 million of total assets and $40 million of total liabilities) of net assets of the discontinued operation in addition to an estimated purchase price adjustment of approximately $2,993, which is reflected in other current liabilities on the consolidated balance sheet. The income tax expense is comprised of $14,905 and $39,000 related to discontinued operations and the tax-basis gain on sale. Refer to note 18 for additional information related to income taxes.

In accordance with GAAP, only those overhead costs that are directly attributable to the discontinued operating segment have been reported in discontinued operations. As a result, 2012 includes general overhead expenses that were incurred for the benefit of both the Company’s continuing and discontinued operations, which are included in continuing operations.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

As part of the purchase and sale agreement, the Company will provide transition support services to BAH pursuant to a transition services agreement for a period of time (see note 1), pending integration of these functions into their business processes. Under the transition services agreement the Company provides accounting, reporting, and other administration functions such as payroll processing to BAH for a fee, as reimbursement for transition service costs incurred. The Company evaluated the estimated continuing cash flows related to providing transition services and concluded that the cash flows are not a significant portion of the disposed business. Accordingly, the Company has presented the disposed business as a discontinued operation.

(4)	Intangible Assets

Identifiable intangible assets consisted of the following at December 31:

	2012
	Gross		Net
	carrying	Accumulated	carrying
	amount	amortization	amount
Determinable life intangibles:
Technology	$22,700	$(5,751)	$16,949
Backlog	440	(440)	—
Customer relationships	41,140	(31,607)	9,533
	64,280	(37,798)	26,482

Indefinite life intangibles:
Trademarks	36,780	—	36,780
Total	$101,060	$(37,798)	$63,262

Weighted
average life
(in years)
Technology	25.6
Backlog	5.9
Customer relationships	15.3
Trademarks	Indefinite

Amortization expense related to intangible assets was approximately $3,737 for the year ended December 31, 2012.

The Company amortizes intangible technology assets on a straight-line basis over their expected useful lives, which range between 5 and 30 years. Backlog and customer relationships are amortized in relation to the run-off of the expected benefit over their expected lives, which range between 2 and 20 years. Trademarks and goodwill are considered to have indefinite useful lives and, therefore, are not amortized.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Based on the intangible asset values at December 31, 2012, and assuming no subsequent impairment of the underlying assets, the annual amortization expense for the next five years is expected to be as follows:

2013	$3,108
2014	2,670
2015	2,328
2016	2,062
2017	1,782
Thereafter	14,532
Total	$26,482

(5)	Impairment Charges

As of October 1, 2012, pursuant to the Company’s accounting policy, the Company conducted its annual impairment test of goodwill and concluded that the carrying amount of goodwill assigned to the ASES operating and reportable segment exceeded its implied fair value and recorded an impairment charge of $16,964 for 2012. The impairment charge is reflected in the caption “Goodwill impairment loss” within operating expenses in the accompanying consolidated statement of operations. Recognition of the loss in 2012 was primarily attributable to decreased projected future cash flows to be generated coupled with current market conditions impacting new and add-on contract awards and a change in strategy. ASES has increased its focus on pursuing new contracts to be performed at its own facility as well as pursuing contracts through the U.S. Government (Foreign Military Sales). The Company expects projected cash flows, though down from prior year, to improve as the new strategy becomes fully implemented.

There was no indication of goodwill impairment for any other reporting units of the Company for 2012. The Company used a market comparable and discounted cash flow approach in determining the implied fair value of the goodwill. The income approach uses estimates of discounted future operating results and cash flows that are principally derived from a long-term financial outlook in light of current market and economic conditions.

(6)	Goodwill

The change in the carrying amount of goodwill at December 31 is as follows:

2012
Balance at January 1	$440,189
Adjustment to acquired tax benefit not reflected in prior years	(709)
Adjustment for immaterial correction of error	1,861
Adjustment for sale of discontinued operation	(120,262)
Impairment charge	(16,964)
Balance at December 31	$304,115

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Refer to notes 1 and 3 for additional information related to discontinued operations and note 19 for the segment assignment of goodwill.

(7)	Equity Method Investment

	(a)	AeroMobile Equity Method Investment

In 2006, the Company formed AeroMobile, which is based in London, England, as a joint venture with Telenor, ASA (Telenor). The Company and Telenor each contributed $3,210 in exchange for a 50% interest in AeroMobile. The Company has accounted for its investment in AeroMobile under the equity method. AeroMobile’s primary focus was to enable the use of cellular phones and other communication devices onboard aircraft while the plane was en route.

At the time of Acquisition, upon review by management in performing the purchase price allocation, the Company determined that its investment in AeroMobile was considered to have no value and as a result no allocation of the purchase price was assigned to the investment.

	(b)	Administration Proceedings Related to AeroMobile Equity Investment

In December 2009, AeroMobile did not satisfy its obligations under their Credit Facility and was deemed to be in default of its Credit Facility. As result of the default and other factors, AeroMobile was placed in Administration proceedings, which is the UK equivalent of U.S. bankruptcy proceedings, by its Board of Directors.

In January 2010, Telenor purchased certain of the assets of AeroMobile out of Administration. As a creditor of AeroMobile, the Company was entitled to some portion of Telenor’s payment plus a portion of the value of the remaining assets after liquidation. The Company submitted a claim against AeroMobile prior to the statutory deadline to submit such a claim of December 21, 2010. In December 2011, the Company received notification from the Administrators that it would remit an asset liquidation payment of approximately $1,245 so the Company established a receivable for that amount at December 31, 2011. This receivable was subsequently collected in 2012. During 2012, the Company received two additional notifications from the Administrators of additional payments; the first amounted to approximately $1,100 and was collected during 2012 and the second amounted to approximately $788 which remained a receivable as of December 31, 2012. The Company may receive additional payments from the liquidation of AeroMobile; however, no additional amounts related to any potential payments have been reflected in our consolidated financial statements.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(8)	Accounts Receivable

Accounts receivable consist of the following as of December 31:

2012
Billed:
Accounts receivable	$79,979
Allowance for doubtful accounts	(2,882)
Billed receivables, net	$77,097

Unbilled:
Accounts currently billable	$46,530
Costs and profit retention	841
Not currently billable costs and profits	46,268
Reserve for potentially unrecoverable costs	(22,238)
Unbilled receivables, net	$71,401

Contract receivables, net of established reserves, are stated at amounts expected to be realized in future periods. Unbilled receivables result from revenue that has been earned in advance of billing. The unbilled receivables can be invoiced at contractually defined intervals or milestones, as well as upon completion of the contract or U.S. government cost audits. Also included in unbilled are amounts that represent claims for unanticipated contract costs. There were no claims for unanticipated contracts costs recorded in unbilled as of December 31, 2012. The Company anticipates that the majority of unbilled receivables will be billed and collected within one year. The continuing expense related to the allowance for doubtful accounts was $1,405 for the year ended December 31, 2012.

The Company provides reserves based upon management’s best estimate for potentially unrecoverable costs and receivables. In developing this estimate the Company considers the length of time the amounts are outstanding, the Company’s history with the customer, the customer’s current ability to pay, and the condition of the general economy and industry as a whole.

The reserve for potentially unrecoverable costs primarily relates to a single long-term construction-type contract for amounts that have been incurred and included in unbilled accounts receivable. The Company entered into a settlement agreement with one of its subcontractors for amounts owed for work performed on the contract while the Company continues collection efforts. As a result of entering into the settlement agreement, the Company increased its reserve for potentially unrecoverable costs during 2012 by approximately $7,600.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(9)	Other Current Assets

Other current assets consist of the following as of December 31:

2012
Advances and other receivables	$2,976
Other	4,360
$7,336

(10)	Other Long-Term Assets

Other long-term assets consist of the following as of December 31:

2012
Deferred financing costs, net	$2,713
Other	2,477
$5,190

(11)	Accrued Costs

Accrued costs consist of the following as of December 31:

2012
Payroll and other related costs	$8,312
Vacation	7,068
Accrued interest	94
Accrued expenses	35,510
Accrued vendor payment	17,807
$68,791

(12)	Other Current Liabilities

Other current liabilities consist of the following as of December 31:

2012
Deferred revenue	$18,370
Other	6,742
$25,112

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(13)	Other Long-Term Liabilities

Other long-term liabilities consist of the following as of December 31:

2012
Accrued other postretirement benefit	$8,844
Funded status of pension plan	33,210
Operating deposits	21,611
Long-term tax payable	11,059
Other	1,009
$75,733

(14)	Long-Term Debt

In conjunction with the October 25, 2007 acquisition, the Company entered into senior secured credit facilities with financial institutions. These facilities are comprised of a $395,000 first lien term loan facility, a $195,000 second lien term loan facility, a $120,000 working capital revolving credit facility, and a $60,000 pre-funded letter of credit facility. Refer to note 24 for information on debt held by a related party.

	(a)	Term Loan Principal Payments

Payments relating to the first lien term loan facility are made in equal quarterly installments. The first lien term loan facility requires the Company to make payments on outstanding amounts beginning at 50%, and step downs to 25% or 0% of “Excess Cash Flow” based upon the Consolidated Total Leverage Ratio as defined in the credit agreement with the final balance payable at October 25, 2014. The payment of the entire principal amount of the second lien term loan facility is due on October 25, 2015.

	(b)	Revolving Facility

The revolving first lien credit facility was established with available credit up to $120,000, originally maturing on October 25, 2013, which the Company modified during 2012 and extended maturity by one-year to October 25, 2014. Of the available credit, $55,000 is currently available for letters of credit. Lehman Brothers Inc. originally provided $50,000 of borrowing capacity under this agreement which was terminated in 2009, as a result of their bankruptcy filing. The remaining $70,000 of the facility was undrawn at December 31, 2012, however, $40,833 was committed to secure outstanding letters of credit. The pre-funded letter of credit facility of $60,000 had outstandings of $36,070 at December 31, 2012.

	(c)	Interest Rates

The first lien term loan, the second lien term loan and revolving credit facility are at variable interest rates. For the first lien and revolving credit facilities, the Company, at its discretion, has the option to select a Base rate plus 125 to 175 basis points or a Eurocurrency rate plus 225 to 275 basis points based upon the Company’s leverage ratio at the time of the rate adjustment. The Base rate is the greater of the prime lending rate of JP Morgan New York Branch or the Federal Funds effective rate plus ½ of 1%.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The second lien term loan interest rate options include Base rate plus 500 basis points or the Eurocurrency rate plus 600 basis points. The Eurocurrency loan interest rate options are 30, 60, 90, or 180 day Eurocurrency Rate. The Eurocurrency rate may have a nine or twelve-month interest period if agreed upon by the applicable lenders.

(d)	Origination Costs and Commitment fees

The Company has paid various loan origination fees totaling $15,585, which are deferred and amortized as interest expense over the term of the related debt using the effective interest rate method. Refer to notes 2 and 10 for the remaining unamortized deferred financing costs.

The Company currently pays commitment fees on any unused amounts of the commitments under the Revolving Credit Facility at an initial rate of 0.375% per annum. The Company also pays Letter of Credit Fees ranging from 2.25% to 2.75% per annum for performance, commercial and financial letters of credit. The fees are paid quarterly in arrears and determined by the Company’s leverage ratio at the end of each quarter.

(e)	Restrictions and Covenant Compliance

The credit facilities are secured by substantially all of the Company’s assets other than real estate and require compliance with various representations, warranties and covenants. The facilities limit our ability to make certain payments. Additionally, the Company is required to maintain a first lien leverage ratio, as defined in the credit agreement, of no more than 6.00. The first lien leverage ratio at December 31, 2012 was 0.93. The Company was in compliance with all covenants at December 31, 2012.

(f)	Additional Debt Related Transactions

On December 5, 2012, the Company purchased and extinguished $25,000 in aggregate principal amount of the first lien term loan at par value and $100,000 in aggregate principal amount of second lien term loan at par value. The prepayment resulted in the write-off of approximately $618 of the net remaining deferred financing costs. As a result, quarterly principal payments on the first lien were reduced to $671 beginning December 31, 2012 from the previous amount of $773.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Reflected in the table below is long-term debt at December 31:

2012
First Lien Term Loan Facility; principal payments totaling $671 due quarterly beginning December 31, 2012(a)	$267,865
Second Lien Term Loan Facility(b)	45,000
Total long-term debt	312,865
Less current portion of long-term debt	(2,685)
Long-term debt, net of current portion	$310,180

(a)	Interest at variable blended rate is 2.79% for the year ended December 31, 2012.
(b)	Interest at variable blended rate is 6.37% for the year ended December 31, 2012.

The following is a schedule of principal payments on long-term debt for the year ending December 31:

2013	$2,685
2014	265,180
2015	45,000
Thereafter	—
Total	$312,865

Total interest and amortized fees from long-term debt and capital leases were approximately $25,133 for the year ended December 31, 2012. Interest capitalized in work in process was approximately $1,070 for the year ended December 31, 2012. Cash paid for interest was approximately $23,035 for the year ended December 31, 2012.

(15)	Derivative Instruments and Hedging Activities

Cash Flow Hedges

At December 31, 2012, the Company had $312,865 in variable rate debt with the potential for increased interest rates having an adverse effect on the Company’s earnings and cash flows. Additionally the Company is exposed to the variability of the U.S. dollar amount of forecasted foreign currency expenditures caused by changes in currency rates. These risks are managed using various techniques including the use of derivative contracts. Strict policies are applied, when using derivatives, to manage this risk, including prohibitions on derivatives trading and other speculative activities. As of December 31, 2012, the Company is unhedged on its long-term debt paying a variable rate of interest on the entire amount of outstanding debt.

At December 31, 2012, the Company had 4 foreign currency forward contracts with notional amounts totaling approximately $209. The effective portion of the forward contract is recognized in other comprehensive income and the ineffective portion is recognized in income.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The following table provides additional information about derivatives designated as hedges of borrowings and foreign currency obligations:

	Location of gain
	recognized in income
	on derivative	2012
Foreign exchange contracts	Foreign currency gain	$729

Derivative positions outstanding and their maturities at December 31, 2012:

	2013	2014	2015
Australian dollar forward contracts	$315	$—	$—
Average rate (AUD/USD)	0.664	—	—

	Amount of (loss) recognized in other comprehensive income	Amount of gain recognized in income on the ineffective portion of the derivative
	2012	2012
Foreign exchange contracts	$(366)	$59

(16)	Fair Value Measurements

	(a)	Assets and Liabilities That are Measured at Fair Value on a Recurring Basis

The assets and liabilities for the Company that are measured at fair value on a recurring basis primarily relate to the derivative instruments. In accordance with ASC 815, Derivatives and Hedging, the Company records its derivatives, which are foreign currency forward contracts, at fair value. To increase consistency and enhance disclosure of the fair value of financial instruments, U.S. GAAP has a fair value hierarchy to prioritize the inputs used to measure fair value into three categories. The Company’s derivative instruments have been classified as Level 2 instruments under the three tier fair value hierarchy in their entirety as the fair value measurements were based upon observable market data.

	(b)	Assets and Liabilities That are Measured at Fair Value on a Nonrecurring Basis

Disclosures are required for certain assets and liabilities that are measured at fair value, but are recognized and disclosed at fair value on a nonrecurring basis in periods subsequent to initial recognition. These measurements of fair value relate primarily to goodwill and intangible assets.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The Company assesses the fair value of goodwill on an annual basis or sooner if events or circumstances indicate that the carrying value may not be recoverable. The implied fair value of goodwill is determined based on significant unobservable inputs, classified as Level 3 in the fair value hierarchy. The inputs employed in the approaches include, but not limited to, projected earnings results, cash flows, capital expenditures, and assumptions for changes in working capital, weighted average cost of capital, discount rate, and terminal growth rate.

The Company recorded an impairment of goodwill in 2012 resulting from the fair value measurement analysis performed. Refer to notes 2, 5, and 6 for additional information and results of testing performed.

(c)	Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payables, billings in excess, debt, and foreign currency forward contracts.

  The carrying amounts for cash and cash equivalents, accounts receivable, and accounts payable are representative of their respective fair value due to their short-term expected settlement.

  The fair value of the foreign currency forward contracts are based on forward exchange rates and recorded in the financial statements at fair value as indicated in the preceding disclosure.

  The fair value of the first and second lien credit facility loans, considering fair value measurement under ASC 820 and the value a market participant would attribute to the debt based upon current market conditions is based primarily on Level 2 inputs in the fair value hierarchy. The fair value of long-term debt has been determined using a discounted cash flow analysis utilizing observable quoted rates for instruments with similar terms and maturities. In determining fair value, the Company considers the source of observable market data inputs, liquidity of the instrument, the credit risk and risk on nonperformance of itself or the counterparty to the contract.

The carrying amount and fair value of financial instruments at December 31, 2012 are as follows:

	Carrying	Fair
	amount	value
Debt	$312,865	$306,777

See note 21 for disclosure of the fair value measurements related to the Company’s pension assets.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(17)	Stockholders’ Equity

	(a)	Common Stock

On October 25, 2007, Buyer acquired in excess of 90% of the equity interest of the Company, and, on the same date, Buyer was merged with and into the Company, with the remaining equity interests of the Company converted into the right to receive cash. The Company survived such merger as a wholly owned subsidiary of Radio Holdings, Inc. (RHI). All prior shares were retired and replaced by 1,000 shares, representing the new ownership.

	(b)	Additional Paid-in Capital

In connection with the sale of the DSES operating segment in 2012, certain option holders exercised their right to purchase nonvoting shares of RHI which were repurchased for cash in the aggregate amount of $4,158. The Company paid on behalf of RHI and recorded the payment to additional paid-in-capital.

(18)	Income Taxes

Total income taxes are allocated as follows for the year ended December 31:

2012
Income from continuing operations	$13,545
Income from discontinued operations including tax basis gain on sale	53,905
$67,450

The components of the income tax provision for continuing operations are as follows:

2012
Current:
Federal	$(2,680)
State and local	966
Foreign	10,935
Deferred:
Federal	(1,276)
State and local	572
Foreign	5,028
$13,545

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

A reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate for continuing operations is as follows:

2012
Statutory federal income tax rate	35.0%
State and local income taxes, net of federal income tax benefit	3.8
Nondeductible items	6.3
Goodwill impairment not deductible	19.0
Change in uncertain tax positions	(9.7)
Prior year true ups	(2.3)
Valuation allowance	(8.4)
Other	(0.3)
Total	43.4%

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Deferred tax assets (liabilities) consist of the following items as of December 31:

2012
Deferred tax assets:
Retirement and payroll related benefits	$9,511
Allowance for doubtful accounts and other reserves	10,778
Pension benefits	12,850
U.S. foreign tax credit carryforward	3,664
Foreign loss carryforwards	203
State loss and credit carryforwards	5
Contribution of land and building to pension trust	16,663
Investment in Aeromobile	429
Unrealized foreign exchange gains	453
Contract fee amortization	13
Transaction costs	1,314
Contractually unbillable receivables	(1,137)
Other	2,088
Deferred tax assets	56,834
Valuation allowance	(4,549)
Total deferred tax assets	52,285
Deferred tax liabilities:
Intangibles	(24,096)
Communications systems and equipment	(21,565)
Gain on cancellation of debt	(7,683)
Revenue recognition – percentage of completion	14
Other	(323)
Total deferred tax liability	(53,653)
Net deferred tax liability	$(1,368)

The Company’s current deferred income taxes, net of any valuation allowance resulted in a net asset balance of $15,325 as of December 31, 2012. The amount relates entirely to the Company’s domestic operations.

At December 31, 2012, the Company recorded a domestic net noncurrent deferred income tax liability of $19,709 and a foreign net noncurrent deferred tax asset of $3,016.

The Company projects sufficient future taxable income to demonstrate the recoverability of its net deferred tax assets, subject to valuation allowances related to U.S. foreign tax credit and capital loss carry-forwards from the write-off of the investment in AeroMobile discussed further below.

During 2012 the Company made income tax payments of approximately $38,908.

At December 31, 2012, the Company has deferred tax assets recorded for foreign tax credits generated from uncertain tax positions recorded under the standards for uncertain tax positions and deferred taxes related to the U.S. tax consequences of branch deferred taxes. The total valuation allowance related to these foreign tax credits is $4,549 as of December 31, 2012. The change in the valuation allowance for foreign tax credits for the year ended December 31, 2012 was a decrease of $2,625.

During 2008 the Company established a deferred tax asset of $7,973 for the difference between book and tax basis related to its investment in AeroMobile. In 2008 the Company recorded a full valuation for this deferred tax asset since realization of the basis difference created a capital loss that the Company believed would more likely than not expire unused. As of December 31, 2012, the Company recorded a decrease in the valuation allowance of $2,208, related to the portion of the ordinary loss recognition and a portion of the capital loss which was realized through a capital loss carryback. Of this release, $2,181 was an adjustment to acquired tax benefit not reflected in prior years. The total valuation allowance related to the difference between book and tax basis and capital loss carry-over related to the investment in AeroMobile is $0 as of December 31, 2012.

As of December 31, 2012, the Company has deferred tax assets for depreciation expense for its UK branch of approximately $1,605. As a result of the performance of the UK branch business, the Company determined that all of the depreciation is more likely than not to be utilized and therefore no valuation allowance has been recorded. There is an offsetting deferred tax liability recorded in the U.S. for this benefit as there will be U.S. tax on this branch income.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

At December 31, 2012, the Company has foreign net operating loss carry-forwards of approximately $406 ($98 tax-effected), which expire from 2031 to indefinite carry-forward. Due to several years of improved performance in the foreign branch locations, the Company determined that these unused foreign net operating losses are more likely than not to be utilized and therefore no valuation allowance against the net operating loss carry-forwards was recorded as of December 31, 2012. The change in the valuation allowance for foreign net operating losses for the period ended December 31, 2012 was $0.

The Company recorded deferred tax amounts related to pensions, market value adjustments of interest rate swaps and investments directly to other comprehensive income (loss) of $3,398 for the year ended December 31, 2012.

Radio Holdings, Inc. acquired the Company on October 25, 2007, and the Company is issuing financial statements separate from Radio Holdings, Inc. The Federal corporate income tax return filed for the tax year ended December 31, 2012 will be filed as a subsidiary tier under the parent company, Radio Holdings, Inc. During the tax period ended December 31, 2012, the aggregate amount of current tax expense including RHI is $67,450. The aggregate amount of deferred tax benefit including RHI is $3,191.

ASC 740 clarifies how uncertain tax positions that have been taken or are expected to be taken on a company’s tax return should be recognized, measured, presented, and disclosed in the financial statements. The change in the liability for gross unrecognized tax benefits in 2012 was $(2,425) of which the entire amount was recognized in the statement of operations.

The following table summarizes the activity of the Company related to unrecognized tax benefits excluding interest at December 31:

Balance at December 31, 2011	$9,991
Increases related to current year tax provision	679
Reductions for tax positions of prior years	(3,104)
Balance at December 31, 2012	$7,566

As of December 31, 2012 the Company had approximately $7,043 of unrecognized tax benefits that, if recognized, would be recorded as a component of income tax expense and affect the effective tax rate.

The Company has accrued interest and penalties of $3,493 as of December 31, 2012. The Company has recognized $241 of interest and penalties in its statement of operations for the period ended December 31, 2012. The remaining decrease in accrued interest and penalties of $2,782 from December 31, 2011 to 2012 relates to the expiration of statutes in certain foreign countries.

The Company does not expect its unrecognized tax liabilities and benefits to change significantly over the next 12 months.

The Company files its U.S. federal return on a consolidated basis with its parent, Radio Holdings, Inc. state, local and foreign income tax returns are filed by the Company or on a consolidated basis with its parent. The statute of limitations for the U.S. federal and most U.S. state jurisdictions is no longer open for tax years before 2007 and is no longer open for tax years before 2002 in material foreign jurisdictions.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(19)	Segment and Geographic Information

The Company is organized into two reportable segments, which represent an aggregation of operating segments based on similar economic characteristics and the nature of the products and services offered. See notes 1, 2, and 3 for additional information regarding organization and discontinued operations of the Company.

The reportable segments are Transportation Systems & Services (TSS) and Aerospace Engineering Systems & Services (ASES). TSS includes the Company’s products and services for the aviation industry (including the FAA) and other transportation related industries. Key TSS products and services include air to ground voice and data communications systems, airport operations systems, surface transportation control systems and maintenance services. ASES provides a variety of engineering-based support relating to the development, and maintenance and upgrading of aviation, communication, navigation, and intelligence systems for the Department of Defense and other government agencies.

The following summarized financial information concerning the segments reflects the amounts related to continuing operations for the period presented. The operating income (loss) amounts in the below table includes the $7,600 increase in the reserve for potentially unrecoverable costs for the TSS segment and the $16,964 impairment charge to the ASES segment. See notes 6 and 8 for additional information.

	TSS	ASES	Total
Year ended December 31, 2012:
Revenue	$503,392	113,431	$616,823
Depreciation and amortization	$27,334	2,117	$29,451
Operating income (loss)	$83,139	(29,604)	$53,535
Capital expenditures	$35,240	2,905	$38,145
Property and equipment, net	$114,688	14,310	$128,998
Goodwill	$288,361	15,754	$304,115

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

          Continuing operations by geographic region:

2012
Revenue:
United States	$370,874
International	245,949
Total	$616,823

Property and equipment, net:
United States	$101,387
International	27,611
Total	$128,998

International revenue above was determined based on the billing addresses of the customers. The Company’s revenue from the federal government was approximately $126,627 for the year ended December 31, 2012. This revenue represented approximately 21% of annual revenue from continuing operations for the year ended December 31, 2012.

(20)	Defined Contribution Plans

The Company sponsors the ARINC Companies Tax Deferred Savings Plan (the Plan), which covers substantially all employees of the Company. The Plan allows eligible employees to contribute a percentage of their income in accordance with specified guidelines. The Company also makes contributions, up to certain limits, to the Plan. The Company’s contribution expense amounted to $8,058 for the year ended December 31, 2012.

(21)	Defined Benefit and Other Postretirement Benefits

(a) Retirement Plan Summary Information

The Company sponsors the ARINC Incorporated Retirement Income Plan (the Plan). The Plan has two sub-plans; one for union employees and another for nonunion employees.

Union Sub-Plan

The union sub-plan provides for the following benefits, based on employment date. The majority of the participants represent those who were employed on or after January 1, 2003. These participants will receive an annual retirement benefit calculated based on a flat amount and years of service. Certain electing participants employed prior to January 1, 2003, will receive an annual retirement benefit calculated based on final average compensation and years of service.

Non-Union Sub-Plan

The nonunion sub-plan provides for benefits under a Cash Balance portion of the plan as well as a Former Benefits program. The Cash Balance portion of the plan represents a majority of the plan participants and allows for employees who retire or terminate to elect to receive their pension benefits in a lump sum, which is essentially the present value of their future annuity that would have been earned under a traditional annuity-based pension plan. The Former Benefits program, for electing participants who were employed prior to December 31, 1998 will receive an annual retirement benefit calculated on the final average compensation and years of service.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Effective April 1, 2006, the Company froze participation in the Cash Balance portion of the plan and participants in the Cash Balance plan no longer accrue contribution credits. The Cash Balance account balances will continue to earn interest at the rate established by the plan and existing participants will continue to accrue vesting rights. The interest is determined on a simple interest basis with the interest rate for each year equal to the greater of 4% or the average of the yield on 5-year Treasury Constant Maturities (5-year Treasury Rate) for the month of November of the preceding year. Participants continue to receive their cash benefit under the current payment options of the Plan.

(b)	Other Postretirement Benefits Summary Information

The Company maintains a plan that provides postretirement health coverage for many of our current and former employees and postretirement life insurance benefits for certain retirees. These benefits vary by employment status, age, service, and salary level at retirement. The coverage provided and the extent to which the retirees share in the cost of the program vary throughout the Company. In addition to an employee’s cash balance account, certain employees may also be eligible to receive benefits in the form of a Retiree Medical Supplement. This increased retirement income, based on years of service with the Company, can help participants pay for medical coverage in retirement.

The Company provides health care benefits on a contributory basis and life insurance benefits on a noncontributory basis to certain retired employees. Employees of the Company may become eligible for certain of these benefits after meeting minimum age and service requirements. The cost of providing retiree life insurance benefits is actuarially determined and accrued over the service period of an employee.

(c)	Defined-Benefit Retirement Plan Summary Financial Information

The Company recognizes an asset or liability on the Consolidated Balance Sheet equal to the funded status of each of the defined-benefit retirement plans. The funded status is the difference between the fair value of the plan’s assets and its benefit obligation. The Company’s annual measurement date for purposes of determining the fair value of plan assets, the pension benefit obligation, and the accrued post-retirement benefit obligation for balance sheet recognition and disclosure is December 31st.

Changes in plan assets and liabilities resulting from differences between actuarial assumptions and actual results of the plan are recorded directly to accumulated other comprehensive income (AOCI) in stockholders’ equity on the Consolidated Balance Sheet rather than charged to earnings. These differences are then amortized over future years as a component of annual benefit cost. Actuarial differences under qualified plans are amortized on a straight-line basis over the average remaining service period of eligible employees. The deferral of these differences reduces the volatility of the annual benefit cost that can result either from year-to-year changes in the assumptions or from actual results that are not necessarily representative of the long-term financial position of the plans.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Estimating retirement and other post-retirement plan assets, liabilities, and costs requires the use of significant judgment, including extensive use of actuarial assumptions. These include the long-term rate of return on plan assets, the interest rate used to discount projected benefit payments, health care cost trend rates, and future salary increases. Given the long-term nature of the assumptions being made, actual outcomes generally differ from these estimates.

The change in projected benefit obligation (PBO), change in plan assets and reconciliation of funded status for 2012 are as follows:

Pension
benefits
Change in benefit obligation:
Benefit obligation at beginning of period	$316,404
Service cost	1,881
Interest cost	14,665
Actuarial loss	21,798
Benefits paid	(25,640)
Benefit obligation at end of period	$329,108
Change in plan assets:
Fair value of plan assets at beginning of period	$287,385
Actual return on plan assets	34,153
Benefits paid	(25,640)
Fair value of plan assets at end of period	$295,898
Funded status at the end of the period(a)	$(33,210)

(a) Presented in other long-term liabilities, note 13

The benefit obligation is determined based on the actuarial present value of the vested benefits to which the employee is currently entitled based on the employee’s expected date of separation or retirement.

The accumulated benefit obligation (ABO) was $328,856 as of December 31, 2012. The difference between the PBO and the ABO is that the PBO includes projected compensation increases.

Other
post-retirement
benefits
Change in benefit obligation:
Benefit obligation at beginning of period	$9,640
Service cost	272
Interest cost	445
Plan curtailments	(336)
Actuarial gain	(553)
Benefits paid	(624)
Benefit obligation at end of period	8,844
Change in plan assets:
Fair value of plan assets at beginning of period	—
Actual return on plan assets	—
Employer contributions	624
Benefits paid	(624)
Fair value of plan assets at end of period	—
Unfunded status at the end of the period	$(8,844)

The total amount recognized in AOCI that has not yet been recognized as components of net periodic benefit cost for both pension and other post-retirement benefits was a loss of approximately $51,898 as of December 31, 2012. The prior service credits and actuarial loss in AOCI and expected to be recognized in net periodic pension cost during the year ending December 31, 2013 is $152 ($94, net of tax) and $1,865 ($1,156, net of tax), respectively.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

                    The following table sets forth assumptions used to determine the pension benefit obligations at December 31:

Pension
benefits
2012
Weighted average discount rate	4.07%
Rate of increase in compensation levels	4.00%
Expected long-term rate of return on plan assets	8.00%

The Company’s discount rate is based on bonds with a AA rating or better by either Moody’s or Standard & Poor’s. A hypothetical bond portfolio was created whose cash flow from coupons and maturities match the year-by-year projected liability benefit payments from the Company’s pension and other post-retirement benefit plans (asset/liability matching). The discount rate is set equal to the yield of this portfolio.

The Company’s expected long-term rate of return on pension plan assets is updated periodically, taking into consideration the Company’s target asset allocation, historical returns on the types of assets held, and the current and forecasted economic environment. In selecting the expected long-term rate of return on assets, the Company considered the rate of earnings expected on the asset classes within the portfolio invested or to be invested to provide for the benefits of these plans. This included considering the asset allocation and the expected returns likely to be earned over the life of the plans.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The following table sets forth the assumptions used to determine the other post-retirement benefit obligations at December 31:

Other
post-retirement
benefits
2012
Weighted average discount rate	4.07%
Rate of increase in compensation levels	4.00%
Medical inflation:
Pre-65 – initial	7.30%
Pre-65 – ultimate	4.50%
Post-65 – initial	7.30%
Post-65 – ultimate	4.50%
Year of ultimate rate	2028

                    Components of the net periodic benefit cost are as follows:

Pension
benefits
2012
Components of net periodic benefit cost:
Service cost	$1,881
Interest cost	14,665
Expected return on plan assets	(22,197)
Amortization of unrecognized net loss	1,294
Net periodic benefit	$(4,357)

                    The changes in plan assets and benefit obligations recognized in other comprehensive loss were as follows:

Pension
benefits
2012
Changes in other comprehensive loss:
Net loss arising during the year	$9,842
Amortization or settlement recognition of net loss	(1,294)
Benefit obligation at end of period	$8,548

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

                    Components of the net periodic benefit cost are as follows:

Other
post-retirement
benefits
2012
Components of net periodic benefit:
Service cost	$272
Interest cost	445
Change in unrecognized prior service cost	(243)
Curtailment gain recognized	(675)
Net periodic benefit	$(201)

                    The changes in plan assets and benefit obligations recognized in other comprehensive loss were as follows:

Other
post-retirement
benefits
2012
Changes in other comprehensive loss:
Net gain arising during the year	$(553)
Amortization or curtailment recognition of prior service credit	582
Benefit obligation at end of period	$29

The following tables set forth assumptions used to determine net periodic benefit costs for the year ended December 31:

Pension
benefits
2012
Weighted average discount rate	4.87%
Rate of increase in compensation levels	4.00%
Expected long-term rate of return on plan assets	8.25%

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Other
post-retirement
benefits
2012
Weighted average discount rate	4.87%
Rate of increase in compensation levels	4.00%
Medical inflation:
Pre-65 – initial	7.50%
Pre-65 – ultimate	4.50%
Post-65 – initial	7.50%
Post-65 – ultimate	4.50%
Year of ultimate rate	2028

The effect of a one percent increase or (decrease) in the assumed health care trend rate for each future year for the aggregate of 2012 service and interest cost change is approximately $21 and $(19), respectively. Similarly, the effect of a one percent increase or (decrease) in the assumed health care trend rate on the accumulated post-retirement benefit obligation on December 31, 2012, is a change of $265 and $(240), respectively.

(d)	Employer Contributions

The Company’s policy is to fund the Plan in accordance with the funding requirements of the Employee Retirement Income Security Act of 1974, within the limits of allowable tax deductions, and to fund the other post-retirement benefits as claims and premiums are paid.

The Company makes both discretionary and required contributions to the pension plans to provide not only for benefits attributed to service date, but also for benefits to be earned in the future. The required contributions are determined in accordance with IRS regulations. The Company did not make contributions in 2012 and does not expect to make contributions in 2013. The Company is subject to the Pension Protection Act of 2006 (PPA) as of 2012. While the contributions to the pension plans depend on a variety of factors, including the annual returns on plan assets, the Company expects that any future contributions will increase as a result of PPA, which requires companies to maintain a higher funded status in their defined benefit plans.

(e)	Investment Policy and Strategy

The objective of the Plan’s investment policy is to generate future returns that are consistent with our assumed long-term rate of return used to determine our benefit obligations and net periodic benefit costs. Target allocation percentages vary over time depending on the perceived risk and return potential of various asset classes and market conditions.

A Pension Committee, comprised of corporate executives of the Company, is responsible for the strategic oversight of the Retirement Income Plan assets held in trust. Management reports to the Committee on a regular basis and is responsible for making all investment decisions related to retirement plan assets in compliance with the policies set forth by the Committee.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The Company’s policy for determining asset-mix targets includes the periodic development of asset/liability studies by a nationally recognized third-party investment consultant (to match the Company’s expected liability with appropriate expected long-term rate of return and expected risk for various investment portfolios). The Company, in connection with the investment consultant, considers these studies in the formal establishment of asset-mix targets that are presented to and approved by the Pension Committee. Based on information presented by an independent firm, the Pension Committee approved the continued adherence to the current asset allocation strategy that incorporates a Liability Driven Investment approach. This approach will result in 35-45% of the portfolio being invested in government, corporate, asset-backed securities, and mortgage-backed obligations, matching the duration of the total liabilities to the duration of the total plan assets. Derivatives, limited to treasury futures and interest rate swaps may be used to extend the duration of the fixed income portfolio to better match the duration of the plan’s liabilities. The remaining 55-65% will be comprised 9-35% of large cap and small – mid cap equities each, 11-21% real estate and 17-27% international equities. The Liability Driven Investment approach is more conservative in nature and is aimed at risk reduction for both the Plan and the Company.

The weighted average actual asset allocations for the Company’s pension plan by asset categories are as follows at December 31:

2012
Asset category:
Equity securities	42%
Fixed income securities*	37%
Real estate	20%
Cash equivalents	1%
Total	100%

*	Insurance deposit agreements included in fixed income securities.

Our investments in equity assets include U.S. and international securities. Investments in fixed-income assets include U.S. Treasury and U.S. agency securities, corporate bonds, and mortgage-backed securities.

(f)	Plan Assets

The equity and fixed income assets of the plan are held in a common collective trust with a daily net asset valuation measurement. The Company is the sole owner of the common collective trust. The asset allocation within the common collective trust as of December 31, 2012 is represented in the preceding table.

On November 29, 2004, the Company contributed real estate assets with a fair value of $49,000 to the Plan under a Department of Labor approved transaction. A leaseback through November 1, 2024 was signed concurrently. In accordance with ASC 840 and given the Company’s continuing involvement as defined by ASC 840 including make whole provisions, bondable lease elements, and related-party elements, no sale or gain has been recognized in the accompanying financial statements as a result of the contribution and instead a pension contribution liability was recorded. The value of the contributed real estate is reflected in the funded status of the Plan. The related pension contribution liability totaled approximately $44,164 at December 31, 2012. This liability is being amortized through 2024.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The following is a schedule of the future aggregate minimum payments that the Company is obligated to make pursuant to the lease-back of the building:

2013	$5,238
2014	5,452
2015	6,502
2016	6,664
2017	6,831
Thereafter	52,153
Total	$82,840

Fair Value of Plan Assets The fair value of our pension plan assets by investment category and the corresponding level within the fair value hierarchy on December 31, 2012, were as follows:

	Fair value hierarchy
		Quoted
		prices in
		active	Significant	Significant
		markets for	other	other
		identical	observable	unobservable
		assets	inputs	inputs
	Fair value	(Level 1)	(Level 2)	(Level 3)
Asset category:
Cash	$2,064	$2,064	$—	$—
Equity securities:
U.S. companies	54,686	8,104	46,582	—
International companies	68,714	26,849	41,865	—
Fixed income:
Debt obligations	106,762	47,653	59,109	—
Insurance deposit agreements	3,672	—	—	3,672
Other investments:
Real estate holdings	60,000	—	—	60,000

Total pension plan assets	$295,898	$84,670	$147,556	$63,672

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The changes in the Level 3 retirement plan assets for the year ended December 31, 2012, were as follows:

	Insurance
	deposit funds	Real estate
	agreements	holdings
Beginning balance at December 31, 2011	$3,948	$60,000
Unrealized return on plan assets:
Relating to assets held at year end	(276)	—
Ending balance at December 31, 2012	$3,672	$60,000

Valuation Techniques and Inputs in Determining Fair Value of Plan Assets

The following valuation techniques and inputs were used in measuring plan assets accounted for at fair value on a recurring basis:

  Equity securities – consist of mutual funds holding primarily equity securities valued using quoted prices in active markets with sufficient levels of volume and activity or derived using other significant observable inputs (including quoted prices for similar investments);

  Debt obligations – valued based on quoted prices in active markets with sufficient levels of volume and activity or derived using other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.);

  Insurance deposit agreements – value determined by discounting the related cash flows of the agreements based on current yields of similar instruments with comparable durations; and

  Real estate holdings – valued based on an independent appraisal of the property. The appraisal is performed using methods accepted in practice to value real estate assets.

(g)	Expected Benefit Payments

The table below reflects the total pension benefits expected to be paid from the Company’s plans for the years ended December 31:

		Other
	Pension	post-retirement
	benefits	benefits
2013	$25,090	$646
2014	$24,658	$640
2015	$22,990	$629
2016	$24,482	$616
2017	$23,919	$601
2018 – 2021	$111,927	$2,748

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(22)	Share-Based Compensation

	(a)	Stock Options

On November 19, 2007, the Board approved the Equity Incentive Plan of Radio Holdings, Inc. (the Incentive Plan). The Incentive Plan permits Radio Holdings, Inc. to issue shares of its common stock (Common Stock) to eligible employees, consultants, and directors of the Company or any subsidiary of the Company (collectively, Participants) in the form of stock options, restricted stock, or restricted stock units. Stock options granted under the Plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonstatutory stock options to purchase shares of common stock (collectively, options).

The Incentive Plan is administered by the Board of Directors. The options are not transferable except as permitted under the Incentive Plan and are subject to various restrictions outlined in the Incentive Plan. The exercise price of options granted under the Incentive Plan may not be less than the estimated fair value of the Common Stock as of the date of grant. Options granted under the Incentive Plan expire 10 years after the date of grant. All unvested options are subject to forfeiture following termination of employment. All of the options granted as of December 31, 2010 and prior were granted with the following vesting periods:

25% are “time-based”; 5% of options vest each year for 5 years, subject to continued employment

75% are “performance-based”; 15% of options vest each year for 5 years, subject to meeting profitability and cash flow targets and continued employment

Option awards granted after December 31, 2010 are subject only to time-base vesting requirements. These grants have a graded vesting of 20% each year for five years, subject to continued employment.

The amount expensed under the Incentive Plan is as follows:

2012
Continuing operations	$2,167
Discontinued operations	345
Total	$2,512

The fair value of the stock options is estimated on the date of grant using the Black-Scholes option-pricing model. As the Common Stock is not publicly traded, the Company estimates expected volatility and forfeitures based on a weighted average historical volatility of a group of publicly traded, peer companies for a period consistent with the expected option term. The expected option term is derived based on an average of the weighted average vesting term and contractual period. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond with a maturity equal to the expected terms of the option on the grant date.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

The fair value of options granted was determined using the following weighted average assumptions:

2012
Expected term (in years)	6.31
Expected volatility	39.34%
Risk-free interest rate	1.06%
Dividend yield	—

The weighted average grant-date fair value of stock options granted was $113.09 for the year ended December 31, 2012.

Stock option activity under the Plan for the year ended December 31, 2012 was as follows:

			Weighted
	Shares of	Weighted	average
	stock	average	remaining	Aggregate
	under	exercise	contractual	intrinsic
	options	price	term	value
			(In years)
Outstanding as of December 31, 2011	255,436	$122	6.37	$41,500
Options granted	652	283
Options exercised	(23,745)	101
Options forfeited	(4,044)	259
Options expired	(3,520)	245

Outstanding as of December 31, 2012	224,779	$120	5.34	$40,186

Exercisable as of December 31, 2012	208,895	$108	5.15	$39,798
Unvested as of December 31, 2012	15,884	$275	7.97	$388
Vested or expected to vest as of December 31, 2012	223,602	$119	6.35	$40,144

The total fair value of stock options that vested during 2012 was approximately $2,512. At December 31, 2012, unrecognized compensation cost related to stock options was $1,813, which is expected to be recognized over a weighted average period of 1.49 years.

During 2012, certain option holders’ employed by the Company and assigned to DSES (discontinued operation) elected to exercise their vested options which the Company repurchased for cash. All related remaining unvested or unexercised options were accordingly forfeited or expired. Refer to note 17 (b) for additional information.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(b) Restricted Stock

On January 26, 2012, the Board authorized, granted, and issued 1,113 shares of restricted stock to certain board members under the Company’s Plan. The restricted stock program offered the board members the opportunity to receive all or fifty percent of an annual retainer for their service as directors of the Company during 2012 in the form of shares of restricted nonvoting Common Stock of the Company at a share price equal to the current fair market value. On the date of the grant in 2012 the fair market value of one share of the underlying Common Stock, as determined by the Board, was equal to $283.00. The total amount of restricted stock issued and outstanding as of December 31, 2012 totaled 9,703; all of which are fully vested as of December 31, 2012. The expense related to the restricted stock was $315 for the year ended December 31, 2012.

(23)	Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of the following for the year ended December 31, 2012.

				Accumulated
				other
	Currency	Cash flow	Retirement	comprehensive
	translation	hedges	plans	loss
Beginning as of December 31, 2011	$24	$299	$(26,859)	$(26,536)
Current period change	71	(227)	(5,318)	(5,474)

Ending as of December 31, 2012	$95	$72	$(32,177)	$(32,010)

(24)	Related-Party Transactions and Transactions with Stockholders

	(a)	Management and Advisory Fees

The Company entered into a management agreement with affiliates of the Carlyle Group to provide certain financial, strategic, advisory, consulting, and other services. Under the management agreement, the Company is obligated to pay affiliates of the Carlyle Group an annual management fee of $500 plus reasonable out-of-pocket expenses. In connection with the Acquisition, the Company paid affiliates of the Carlyle Group approximately $8,000 of advisor and financing fees, which is included in goodwill on the consolidated balance sheet.

	(b)	Capital Transactions

See note 17 for a discussion of capital transactions between the Company and related parties.

	(c)	Other Related-Party Matters

In October 2007, the Company was acquired by The Carlyle Group (TCG) through a holding company, RHI. See note 1 for a discussion of the transaction and organization. Entities controlled by TCG hold a portion of our second lien debt. As of December 31, 2012 these entities held $16,293 of the second lien debt.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

As discussed in notes 1 and 3, the Company sold its DSES business to BAH during 2012. BAH is majority-owned by TCG, which as noted above is also the majority-owner of RHI.

(25)	Leases

	(a)	Master Lease Agreements

The Company has entered into Master Lease Agreements (Agreements) with several leasing companies in order to finance certain equipment. A portion of the equipment is related to the Company’s various airport operations systems and maintenance services located at domestic and international airports. The remainder of the equipment is data processing and communications equipment located at the Company’s facilities. The Agreements provide for financing with terms ranging from two to five years. The lease interest rate is calculated based on the Treasury note yield for the period of the lease plus 2.50% to 4.25%.

The Company did not enter into any equipment operating leases under the master lease agreement in 2012.

	(b)	Capital Leases

The Company leases equipment under long-term lease arrangements which are classified as capital leases and included in current and noncurrent obligations in the accompanying balance sheet.

The following is a schedule by years of future minimum lease payments for equipment under capital leases together with the net present value of minimum lease payments as of December 31:

Future minimum lease payments:
2013	$463
2014	95
2015	16
574
Less interest	(32)
542
Less current portion	(433)
Long-term portion	$109

At December 31, 2012, the gross amount of property and equipment under capital leases and related accumulated depreciation was approximately $5,927 and $5,458, respectively.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

(c)	Operating Leases

The Company has several noncancelable operating leases for office space and equipment that expire at various dates through 2026. Rent escalations are recognized on a straight line basis.

The following is a schedule of future aggregate minimum rental payments required under noncancelable operating leases for the year ending December 31:

2013	$7,086
2014	6,389
2015	5,117
2016	4,603
2017	4,175
Thereafter	33,573
Total	$60,943

Total rent expense for all operating leases were $21,762 for the year ended December 31, 2012.

(26)	Commitments and Contingencies

(a) Legal Proceedings and Claims

The Company is involved from time to time in various claims, proceedings, and litigation generally incidental to the normal course of business. Various items which are pending or have been asserted against the Company include the following:

WMATA

On June 22, 2009, a Washington Metropolitan Area Transit Authority (WMATA) train collided with another WMATA train, which resulted in litigation proceedings against various defendants.

In May 2010, additional plaintiffs filed complaints that were added to the consolidated action, naming the Company as an additional defendant. The plaintiffs filed an amended Master Complaint in June 2010 naming the Company along with ADCO Circuits Inc. as captioned defendants.

Shortly before the statute of limitations expired on June 22, 2012, eight additional plaintiffs filed claims. No additional cases can be filed at this point.

The Company maintains primary and excess insurance policy coverage for general liability and errors and omissions. The Company has referred this matter to its insurance carriers. The primary carriers, subject to a reservation of rights, have accepted the claim and provided a defense. The primary layers of general liability and errors and omissions insurance coverage limits have been paid in settlements. The excess general liability insurance and errors and omissions insurance are providing coverage for any remaining exposure on a shared basis.

ARINC INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012

(In thousands)

Based on the relevant facts, the Company believes that any remaining potential liability is expected to be covered by insurance and has not reflected any material accrued amounts in the consolidated financial statements as of December 31, 2012.

	(b)	Letters-of-Credit

At December 31, 2012, the Company had 35 letters-of-credit totaling $76,903 which were issued in connection with certain foreign and domestic contracts in order to guarantee performance of certain requirements under the individual contracts. The letters-of-credit expire on dates ranging from 2013 to 2014. There have not been any events that have resulted in nonperformance of a contract related to these letters-of-credit.

	(c)	Self Insurance Health Insurance Plan

The Company provides its employees with health benefits under a self-insurance plan. Monthly payments for health claims are paid into a trust in the Company’s name and are withdrawn as claims are filed.

The Company also expenses estimated amounts to cover claims incurred but not reported under the self-insurance plan. At December 31, 2012, the Company recorded an accrual for such incurred but not reported claims of $1,372. This amount is presented in accrued costs in the accompanying balance sheet.

	(d)	Gain Contingency

As a result of the sale of the DSES business on November 30, 2012, the Company may recover a certain amount of its pension costs from the U.S. Government. The Company is unable at this time to estimate the amount or timing of the expected recovery, therefore, no amounts have been recorded as of December 31, 2012. The Company is currently in discussion with the U.S. Government to establish the process for which to evaluate the recoverable amount.

(27)	Subsequent Events

Sale of Business

On August 10, 2013 RHI entered into a definitive agreement to be acquired by Rockwell Collins, Inc. in a cash transaction for approximately $1.39 billion. The transaction is expected to close later this year, subject to customary closing conditions, including the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

We have evaluated material events and transactions that have occurred after December 31, 2012, and concluded that no subsequent events have occurred through October 4, 2013 that require adjustment to or disclosure in the Company’s audited financial statements.